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                                                                     EXHIBIT 4.2


[NUMBER FIELD]                                               [WARRANT FIELD]

                               CATALYTICA, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                       VOID AFTER _______________, 1997
                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES THAT, for value received,

                                 [NAME FIELD]

or registered assigns (the "Registered Holder"), is the owner of the number of Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value per share (the "Common Stock"), of Catalytica, Inc., a Delaware Corporation (the "Corporation"), during the ninety day period commencing August __, 1997 and ending at 5:00 p.m. Pacific Time on ___________, 1997, upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of [ChaseMellon Shareholder Services, L.L.P.] as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.00 per Warrant (the "Warrant Price") and any and all applicable taxes due in connection with the exercise of the Warrant in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and provisions set forth in the Warrant Agreement ("the Warrant Agreement"), dated as of August __, 1997, by and among the Corporation and the Warrant Agent. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Corporation thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Warrant Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant
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Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Transfer Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The Corporation shall not be obligated to deliver any securities pursuant to the exercise or sale of this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, is effective with respect to such securities. The Corporation has filed a registration statement with the Securities and Exchange Commission and has agreed that it will use its best efforts to keep such registration statement effective while any one of the Warrants are outstanding. This Warrant Certificate shall not be exercised or sold by a Registered Holder in any state where such exercise would be unlawful.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer of this Warrant Certificate, the Corporation and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent), for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:


COUNTERSIGNED                          ATTEST:        By:

                        AS WARRANT AGENT

BY:


          AUTHORIZED OFFICER                AUTHORIZED OFFICER


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                           ELECTION TO PURCHASE FORM
     TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS

To:  Catalytica, Inc.
c/o: ChaseMellon Shareholder Services, L.L.P.
     50 California Street
     10th Floor
     San Francisco, California  94111

     The undersigned Registered Holder hereby irrevocably elects to exercise _________________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
______________________________

________________________________________________________________________________
                          (Please Print or Typewrite)

and be delivered to_____________________________________________________________
                                    (NAME)

at______________________________________________________________________________
         (Street Address)         (City)         (State)        (Zip Code)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registred in the name of, and delivered to, the undersigned at the address stated below.


Dated:________________, 19____    Signature:____________________________________
                                            Note: The above signature must
                                            correspond with the name as written
                                            upon the face of this Warrant
                                            Certificate or with the name of the
Name:_________________________              assignee appearing in the assignment
    (Please Print or Typrwrite)             form below in every particular
                                            without alteration or enlargement or
                                            any change whatever.

Address:______________________    *Signature Guaranteed:________________________
             (Street)

______________________________              ____________________________________

                                            ____________________________________
                                               PLEASE INSERT SOCIAL SECURITY
                                                OR OTHER IDENTIFYING NUMBER

                                  ASSIGNMENT
      TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS

For value received _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
 OR OTHER IDENTIFYING NUMBER
______________________________

________________________________________________________________________________
   Please Print or Typewrite name and address including postal zip code of assignee.

and be delivered to_____________________________________________________________

________________________________________________________________________________

____________________________________________________________ (________) Warrants
represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint ______________________________________________________________ attorney, to transfer said Warrant Certificate on the books of the within named Corporation, with full power of substitution in the premises.

                                               Dated____________________, 19____

                                  Signature:____________________________________
                                            Note: The above signature must
                                            correspond with the name as written
                                            upon the face of this Warrant
                                            Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.

                                  *Signature Guaranteed:________________________

* In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.